UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 17, 2018

ULTRA PETROLEUM CORP.

(Exact Name of Registrant as Specified in its Charter)

Yukon, Canada	001-33614	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 Inverness Drive East, Suite 400

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

303-708-9740

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2018, Ultra Petroleum Corp. (the “Company”) and its subsidiaries entered into an exchange agreement (the “Exchange Agreement”) pursuant to which the holders named therein (the “Supporting Noteholders”) agreed to exchange (i) approximately $505 million aggregate principal amount, or 72.1%, of the 6.875% Senior Notes due 2022 (the “2022 Notes”) and (ii) $275 million aggregate principal amount, or 55%, of the 7.125% Senior Notes due 2025 (the “2025 Notes” and, together with the 2022 Notes, the “Old Notes”) of Ultra Resources, Inc., a Delaware corporation (“Ultra Resources”), a wholly owned subsidiary of the Company, for (a) $545 million aggregate principal amount of new 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due July 2024 of Ultra Resources (the “New Notes”) and (b) an aggregate of 10,916,699 new warrants of the Company each entitling the holder thereof to purchase one common share of the Company (each a “Warrant” and, collectively, the “Warrants”).

The proposed exchange of the Old Notes for the New Notes and the Warrants is referred to herein as the “Exchange Transaction.” Closing of the Exchange Transaction is expected to occur before December 31, 2018.

For each $1,000 aggregate principal amount of 2022 Notes validly exchanged pursuant to the Exchange Agreement, the Supporting Noteholders will receive (i) $720 aggregate principal amount of New Notes issued by Ultra Resources and (ii) 14.0 Warrants issued by the Company and, for each $1,000 aggregate principal amount of 2025 Notes validly exchanged pursuant to the Exchange Agreement, the Supporting Noteholders will receive (i) $660 aggregate principal amount of New Notes issued by Ultra Resources and (ii) 14.0 Warrants issued by the Company.

The New Notes will be senior secured obligations of Ultra Resources and will rank senior in right of payment to all of its existing and future unsecured senior debt, to the extent of the value of the collateral to be pledged under the indenture governing the New Notes and related collateral arrangements, and senior in right of payment to all of its future subordinated debt and junior in right of payment to all of its existing and future secured debt of senior priority, to the extent of the value of the collateral pledged thereby. The New Notes will be secured by second priority security interests in substantially all assets of the Company. Payment by Ultra Resources of all amounts due on or in respect of the New Notes and the performance of Ultra Resources under the indenture governing the New Notes will be initially guaranteed by the Company.

The New Notes will mature on July 12, 2024. Interest on the New Notes will accrue at (i) an annual rate of 9.00% payable in cash and (ii) an annual rate of 2.00% payable in kind. The interest payment dates for the New Notes will be January 15 and July 15 of each year, commencing on July 15, 2019.

The Warrants will be exercisable for one common share, no par value, of the Company (the “Common Shares”) per Warrant at an initial exercise price of $0.01 per Warrant (the “Exercise Price”). No Warrants will be exercisable until the date on which the volume-weighted average price of the Common Shares is at least $2.50 per Common Share for 30 consecutive trading days. In the aggregate, if all Warrants are exercised, total shareholder dilution will be approximately 6% based on 197,053,583 Common Shares outstanding as of October 25, 2018.

No holder of a Warrant, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of the Company’s directors or any other matter, or exercise any rights whatsoever as a shareholder of the Company unless, until and only to the extent such holders become holders of record of Common Shares issued upon settlement of Warrants.

The number of Common Shares for which a Warrant will be exercisable, and the Exercise Price, will be subject to adjustment from time to time upon the occurrence of certain events, including (i) stock splits, reverse stock splits or stock dividends to all or substantially all of the holders of Common Shares, (ii) any combination or subdivision in respect of Common Shares and (iii) certain special dividends issued to all holders of Common Shares.

The obligations of the Supporting Noteholders under the Exchange Agreement, including their obligation to exchange their Old Notes pursuant to the Exchange Transaction, are subject to the conditions set forth in the Exchange Agreement. The Exchange Agreement may be terminated by any single Supporting Noteholder, solely with respect to itself, if the closing of the Exchange Transaction has not occurred on or before December 31, 2018.

Pursuant to the Exchange Agreement, upon the closing of the Exchange Transaction, the Company and certain of the Supporting Noteholders will enter into an agreement providing for the nomination by the majority of certain Supporting Noteholders (the “Nominating Holders”) of one independent director as a member of the Board of Directors of the Company (the “Board”) (i) in the event of a vacancy caused by the resignation of one of certain current members of the Board or (ii) at the Company’s 2019 annual meeting, subject to the approval by the holders of Common Shares of an amendment to the Company’s Articles of Reorganization expanding the size of the Board from seven to eight members. The agreement provides that nominations by the Nominating Holders are subject to Board approval.

The Exchange Agreement contains certain representations, warranties and other agreements by the Company and the Supporting Noteholders. The Company’s and the Supporting Noteholders’ obligations under the Exchange Agreement are subject to various customary conditions set forth in the Exchange Agreement, including the execution and delivery of an indenture governing the New Notes and other definitive documentation for the Exchange Transaction. Accordingly, there can be no assurance if or when the Company will consummate the Exchange Transaction and the other transactions contemplated by the Exchange Agreement.

The New Notes and the Warrants to be issued in the Exchange Transaction were offered, and will be sold, pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). This offer was made by the Company to a limited number of persons, each of which is an accredited investor (within the meaning of Rule 501 promulgated under the Securities Act) or a qualified institutional buyer (as defined in Rule 144A under the Securities Act). The Company will not receive any cash proceeds from the issuance of the New Notes or the Warrants to be issued in the Exchange Transaction.

The foregoing description of the Exchange Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Exchange Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on October 17, 2018, the Company entered into an exchange agreement (the “Prior Exchange Agreement”) with certain holders of the Old Notes, including certain of the Supporting Noteholders, pursuant to which the holders signatory to the Prior Exchange Agreement agreed to exchange all of the Old Notes held by each such holder for New Notes and Warrants. The terms of the Prior Exchange Agreement were substantially similar to the Exchange Agreement.

On December 17, 2018, immediately prior to entering into the Exchange Agreement, the Company terminated the Prior Exchange Agreement in accordance with its terms.

Item 3.02.	Unregistered Sales of Equity Securities.

The relevant information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, the Company can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. Certain risks and uncertainties inherent in the Company’s business as well as risks and uncertainties related to its operational and financial results are set forth in its filings with the Securities and Exchange Commission (“SEC”), particularly in the section entitled “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K for the most recent fiscal year, its most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, the Company’s ability to decrease its leverage or fixed charges, increased competition, the timing and extent of changes in prices for oil and gas, particularly in the areas where the Company owns properties, conducts operations, and markets its production, as well as the timing and extent of the Company’s success in discovering, developing, producing and estimating oil and gas reserves, weather and government regulation, and the availability of oil field services, personnel and equipment. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2018	ULTRA PETROLEUM CORP.

	By:	/s/ Andrew C. Kidd
	Name:	Andrew C. Kidd
	Title:	Senior Vice President, General Counsel and Corporate Secretary